                                                                     Exhibit 4.5

                                FOURTH AMENDMENT
                                ----------------

                  FOURTH AMENDMENT, dated as of June 14, 2002 (this "Amendment"), to the Credit Agreement, dated as of May 28, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein), among PANAVISION INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), CREDIT SUISSE FIRST BOSTON, as documentation agent, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as administrative agent (in such capacity, the "Administrative Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

                  WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises, the parties hereto hereby agree as follows:

                              SECTION I AMENDMENTS

     1.1. Amendments to Section 1.1.

     (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

          "DHD Ventures": DHD Ventures, LLC, a Delaware limited liability company formed by the Borrower and Sony Electronics Inc. to pursue the rental of digital cameras.

          "Earnout Payment": as defined in the EFILM Operating Agreement.

          "EFILM": EFILM, LLC, a Delaware limited liability company.

          "EFILM Agreements": collectively, the EFILM Operating Agreement, the EFILM Option Agreement and the Digital Laboratory Services Agreement, dated as of May 17, 2002, between the Borrower, Las Palmas, the other holder of Capital Stock of EFILM and EFILM.

          "EFILM Operating Agreement": the Operating Agreement, dated May 17, 2002, between the Borrower, Las Palmas and the other holder of the Capital Stock of EFILM.

          "EFILM Option Agreement": the Option Agreement, dated as of May 17, 2002, between the Borrower, Las Palmas and the other holder of Capital Stock of EFILM.

          "Fourth Amendment Effective Date": the date on which the conditions to effectiveness set forth in Section 2.1 of the Fourth Amendment, dated as of June 14, 2002, to this Agreement were satisfied.

          "Initial EFILM Stock": as defined in Section 10.16.

          "Las Palmas": Las Palmas Productions, Inc., a California corporation.

          "M&F Worldwide": M&F Worldwide Corp., a Delaware corporation.

          "Note Option Agreement": that certain option agreement, dated April 1, 2002, among the Borrower and certain holders of the Senior Subordinated Notes, pursuant to which the Borrower has the option to acquire such Senior Subordinated Notes on the terms (including the payment of an option fee) set forth therein.

          "Stock Purchase Agreement": the Stock Purchase Agreement, dated July 2, 2001, between M&F Worldwide, Las Palmas and the selling shareholders named therein.

     (b) Section 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "Consolidated Net Income", "Consolidated Total Debt", "Subsidiary Guarantor" and "Transaction Charges" in their respective entireties and substituting in lieu thereof the following definitions:

          "Consolidated Net Income": for any fiscal period of the Borrower, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of the Borrower and its Subsidiaries for such fiscal period; provided that there shall be excluded the income (or loss) of EFILM (or any predecessor operations), except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions.

          "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that
     (a) Indebtedness of the types described in clause (j) of the definition of the term Indebtedness shall not be included for the purpose of calculating Consolidated Total Debt and (b) the Indebtedness described in Section 7.2(k) shall not be included for the purpose of calculating Consolidated Total Debt for, and only for, the first, second, third and fourth fiscal quarters of the Borrower's 2002 fiscal year.

          "Subsidiary Guarantor": each Subsidiary of the Borrower other than (a) any Foreign Subsidiary and (b) to the extent permitted by Section 10.16, EFILM.

          "Transaction Charges": nonrecurring charges related to or arising out of (a) the transactions contemplated by the Recapitalization Agreement, the Stockholders Agreement and the Escrow Agreement, (b) the Third and Fourth Amendments to this Agreement and (c) fees and expenses incurred during the first and second quarters of 2002 in connection with a proposed refinancing and restructuring of this Agreement and the Senior Subordinated Notes and any charge associated with the Note Option Agreement.

     (c) Section 1.1 of the Credit Agreement is hereby further amended by inserting the following paragraphs immediately following clause (b)(viii) in the definition of "Excess Cash Flow":

          (ix) the portion of any Earnout Payment referred to in Section 7.8(l) that is reasonably estimated to arise from the portion of Consolidated EBITDA attributable to EFILM for such period; plus

          (x) Transaction Charges payable in cash to the extent included in Consolidated EBITDA for such period; plus

     (d) Section 1.1 of the Credit Agreement is hereby further amended by inserting the following phrase immediately following "during such period" at the end of clause (c)(i) in the definition of "Excess Cash Flow": "(other than any such Net Cash Proceeds that are not so applied pursuant to the second proviso to
Section 2.10(a))".

     1.2. Amendment to Section 2.7. Section 2.7 of the Credit Agreement is hereby amended by (a) deleting the term "June 30, 2002" in paragraph (d) therein and substituting in lieu thereof the following: "the Fourth Amendment Effective Date" and (b) deleting the term "July 1, 2002" in paragraph (d) therein and substituting in lieu thereof the following: "the Fourth Amendment Effective Date".

     1.3. Amendment to Section 2.10(a). Section 2.10(a) of the Credit Agreement is hereby amended by deleting the "." at the end thereof and substituting in lieu thereof the following:

     ; provided, further, that, notwithstanding the foregoing, (x) up to $5,200,000 received by EFILM from the issuance of Capital Stock of EFILM in a transaction permitted by Section 7.5(c) shall not constitute Net Cash Proceeds received from a Net Proceeds Event for purposes of this Section 2.10(a) and (y) if EFILM or any Subsidiary of EFILM receives any Net Cash Proceeds from any other Net Proceeds Events (other than any disposition permitted by Section 7.5(f)), such Net Cash Proceeds shall be deemed not to have been received by the Borrower or any of its Subsidiaries for purposes of this Section 2.10(a) except to the extent actually received by the Borrower or Las Palmas in the form of cash dividends or cash distributions.

     1.4. Amendment to Section 4.15(b). Section 4.15(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

          (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted under compensatory stock option plans and other than directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except (i) under the Loan Documents and (ii) as set forth on
     Schedule 4.15(b).

     1.5. Amendment to Section 4.19(a). Section 4.19(a) of the Credit Agreement is hereby amended by (a) inserting "(x)" immediately after the word "except" in the penultimate line thereof and (b) inserting the following phrase immediately following the term "Section 7.3" in the last line thereof: "and (y) in the case of Capital Stock of EFILM, to the extent permitted by Sections 7.3(q) and 7.3(r)".

     1.6. Amendments to Section 6.9.

     (a) Section 6.9(a) of the Credit Agreement is hereby amended by (i) deleting the term "and" immediately preceding clause (y) therein and substituting "," in lieu thereof and (ii) inserting the following phrase immediately following the term "Section 7.3(g)" therein: "and (z) as contemplated by the second sentence of Section 10.16".

     (b) Section 6.9(b) of the Credit Agreement is hereby amended by inserting the following phrase immediately following the term "Section 7.3(g)" therein:
"and other than as contemplated by the second sentence of Section 10.16".

     (c) Section 6.9(c) of the Credit Agreement is hereby amended by inserting the following phrase in clause (iii) thereof immediately following the phrase "cause such new Subsidiary": "(other than, to the extent contemplated by the second sentence of Section 10.16, EFILM or any Subsidiary of EFILM)".

     (d) Section 6.9(d) of the Credit Agreement is hereby amended by inserting the following parenthetical therein immediately following the phrase "or any of its Domestic Subsidiaries": "other than, to the extent contemplated by the second sentence of Section 10.16, EFILM or any Subsidiary of EFILM)".

     1.7. Amendments to Section 7.2.

     (a) Section 7.2(b) of the Credit Agreement is hereby amended by inserting the following phrase immediately following the term "Subsidiary Guarantor" contained in clause (ii) therein: "(other than EFILM)".

     (b) Section 7.2 of the Credit Agreement is hereby amended by (i) deleting the term "and" at the end of paragraph (i) thereof, (ii) deleting the "." at the end of paragraph (j) thereof and substituting ";" in lieu thereof and (iii) adding the following paragraphs at the end thereof:

          (k) a subordinated note, in form and substance reasonably satisfactory to the Administrative Agent, in an aggregate principal amount not to exceed $6,700,000 on the date of issuance, issued by the Borrower to M&F Worldwide as consideration for the acquisition of Las Palmas, provided that in no event shall (i) such Indebtedness require any payments of principal or cash interest thereon prior to the date that is six months after the final maturity of the Tranche B Term Loans and (ii) M&F Worldwide assign such subordinated note to any Person other than an Affiliate of M&F Worldwide; and

          (l) so long as no Default or Event of Default shall have occurred and be continuing, or would result therefrom, Indebtedness of EFILM to (i) the Borrower or a Wholly Owned Subsidiary Guarantor; provided that the aggregate outstanding principal amount of all such Indebtedness permitted by this clause (l)(i), when added together with the amount of investments made pursuant to Section 7.8(n) and then outstanding, does not exceed $3,000,000 at any one time outstanding or (ii) any other holder of Capital Stock of EFILM, provided that (x) any Indebtedness issued under this clause
     (l)(ii) is issued substantially contemporaneously with Indebtedness issued under clause (l)(i) and (y) the aggregate principal amount of any Indebtedness so issued under this clause (l)(ii) shall not exceed at the time of issuance an amount of Indebtedness in proportion to such holder's equity interest in EFILM at such time.

     1.8. Amendments to Section 7.3. Section 7.3 of the Credit Agreement is hereby amended by (a) deleting the term "and" at the end of paragraph (o) thereof, (b) deleting the "." at the end of paragraph (p) thereof and substituting ";" in lieu thereof and (c) adding the following paragraphs at the end thereof:

          (q) Liens in the nature of options granted to the other holder of Capital Stock of EFILM in respect of up to 29% of the Capital Stock of EFILM;

          (r) any rights of first offer or first refusal granted by the Borrower or Las Palmas to the other holder of Capital Stock of EFILM in respect of the Capital Stock of EFILM owned by the Borrower or Las Palmas contained in the documents governing the relationship of the holders of the Capital Stock of EFILM and any other rights granted to the other holder of the Capital Stock of EFILM substantially on the terms set forth in the EFILM Agreements and any material modifications thereto that are reasonably satisfactory to the Administrative Agent; and

          (s) Liens on the assets of EFILM to secure Indebtedness of EFILM permitted by Section 7.2(l).

     1.9. Amendments to Section 7.5. Section 7.5 of the Credit Agreement is hereby amended by (a) deleting the term "and" at the end of paragraph (b) thereof and (b) deleting paragraph (c) in its entirety and substituting in lieu thereof the following paragraphs:

          (c) the issuance by EFILM of up to 20% of the Capital Stock of EFILM to the other holder of Capital Stock of EFILM substantially on the terms set forth in the EFILM Operating Agreement and any material modifications thereto that are reasonably satisfactory to the Administrative Agent for $5,000,000 payable in cash on the date of such issuance plus $200,000 payable in cash within 90 days of such issuance;

          (d) the Disposition by Las Palmas of its post production business and the disposition by the Borrower of its assets exclusively related to such business, in each case to EFILM upon the issuance of consideration solely consisting of (i) up to 80% of the Capital Stock of EFILM to the Borrower or Las Palmas or pursuant to Section 7.8(l)(ii) and (ii) the assumption by EFILM of (x) the obligation to make Earnout Payments under the Stock Purchase Agreement and (y) all liabilities exclusively related to such business;

          (e) the issuance by the Borrower or Las Palmas to the other holder of Capital Stock of EFILM of options in respect of up to 29% of the Capital Stock of EFILM substantially upon the terms set forth in the EFILM Option Agreement and any material modifications thereto that are reasonably satisfactory to the Administrative Agent;

          (f) the Disposition by the Borrower or Las Palmas to the other holder of Capital Stock of EFILM of up to 29% of the Capital Stock of EFILM upon the exercise by such holder of the options described in Section 7.5(e), provided that (i) the exercise price in respect of such options is payable solely in cash on the date of exercise and (ii) the requirements of Section 2.10(a) are complied with in connection therewith;

          (g) the Disposition of other assets having a fair market value not to exceed $5,000,000 in the aggregate, provided that the requirements of
     Section 2.10(a) are complied with in connection therewith; and

          (h) Dispositions resulting from the exercise of rights contemplated by
     Section 7.3(r).

     1.10. Amendments to Section 7.6. Section 7.6 of the Credit Agreement is hereby amended by (a) deleting the term "or" at the end of clause (i) thereof and substituting "," in lieu thereof and (b) deleting the "." at the end thereof and substituting in lieu thereof the following:

     and (iii) EFILM may make Restricted Payments to the holders of its Capital Stock ratably in accordance with their respective ownership interests; provided, that no such Restricted Payment may be made by EFILM in accordance with this clause (iii) at any time that any Indebtedness permitted by Section 7.2(l) is outstanding.

     1.11. Amendment to Section 7.7. Section 7.7 of the Credit Agreement is hereby amended by deleting Section 7.7 in its entirety and substituting in lieu thereof the following:

          7.7. Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $30,000,000 for the 2001 fiscal year of the Borrower, $21,000,000 for the 2002 fiscal year of the Borrower and $25,000,000 in each fiscal year of the Borrower thereafter; (b) Capital Expenditures made with the proceeds of any event which would be a Recovery Event but for the second parenthetical clause in the definition thereof; and (c) Capital Expenditures made with the proceeds of any Dispositions of Property by the Borrower or its Subsidiaries pursuant to Section 7.5(a)(i).; provided that (i) with respect to clause (a) above, in no event shall Capital Expenditures of EFILM, or by the Borrower or any other Subsidiary in respect of EFILM made pursuant to such clause (a), exceed $4,500,000 for the 2002 fiscal year of the Borrower, $4,000,000 for the 2003 fiscal year of the Borrower and $5,000,000 in each fiscal year of the Borrower thereafter, (ii) Capital Expenditures made by EFILM with cash received pursuant to Section 7.5(c) shall not be included in determining compliance with, and shall be permitted without regard to, any of the limitations set forth in clause (a) or (i) above, and (iii) with respect to clauses (b) and (c) above, Capital Expenditures made in respect of EFILM with the proceeds of a Recovery Event or with the proceeds of any Dispositions of Property by the Borrower or any of its Subsidiaries pursuant to Section 7.5(a)(i) shall only be permitted under such clauses (b) and (c) to the extent that such Recovery Event or Disposition of Property specifically relates to EFILM property.

     1.12. Amendments to Section 7.8. Section 7.8 of the Credit Agreement is hereby amended by (a) adding the term "other than EFILM" immediately after the term "Subsidiary Guarantor" in clause (ii) of paragraph (g) thereof, (b) deleting the term "and" at the end of paragraph (i) thereof, (c) deleting the "." at the end of paragraph (j) thereof and inserting in lieu thereof: ";", and
(e) adding the following paragraphs at the end thereof:

          (k) the acquisition by the Borrower of all of the issued and outstanding Capital Stock of Las Palmas for aggregate consideration not in excess of $6,700,000, plus the assumption of any Earnout Payment obligations under the Stock Purchase Agreement;

          (l) investments made by Las Palmas in EFILM consisting of its post production business and investments made by the Borrower (directly or through Las Palmas) in EFILM consisting of (i) its assets, which may include cash, in the amount of $7,000,000 (with such assets to be measured by their fair market value at the time of the investment) and liabilities (including its obligations to make Earnout Payments under the Stock Purchase Agreement) exclusively related to such business upon the issuance of up to 80% of the Capital Stock of EFILM to the Borrower or Las Palmas and (ii) up to an additional $800,000 of assets related to such business or cash within 90 days of such issuance;

          (m) so long as no Default or Event of Default shall have occurred and be continuing, or would result therefrom, additional capital contributions to or equity investments by Las Palmas in EFILM to fund any Earnout Payments referred to in Section 7.8(l);

          (n) other investments (by way of capital contribution, loan or otherwise) by the Borrower or any of its Subsidiaries in EFILM (and, without duplication, by EFILM in any other

     Person) or DHD Ventures, which when added together with the aggregate principal amount of Indebtedness incurred pursuant to Section 7.2(l)(i) and then outstanding, do not exceed $3,000,000 in the aggregate at any one time outstanding (such investments to be measured by their fair market value at the time of the investment); and

          (o) investments resulting from the exercise of rights contemplated by
     Section 7.3(r).

     1.13. Amendments to Section 7.13. Section 7.13 of the Credit Agreement is hereby amended by (a) deleting the term "and" at the end of clause (b) thereof and substituting "," in lieu thereof and (b) deleting the ";" at the end of clause (c) thereof and substituting in lieu thereof the following:

     and (d) once 20% of the Capital Stock of EFILM has been disposed of in a transaction permitted by Section 7.5(c), the documents governing the relationship among the holders of the Capital Stock of EFILM and any agreement relating to the Indebtedness of EFILM permitted by Section 7.2(l) (in which case any prohibition or limitation shall only be effective against the assets of EFILM or its Subsidiaries);

     1.14. Amendments to Section 7.14. Section 7.14 of the Credit Agreement is hereby amended by (a) deleting the term "or" at the end of clause (ii) thereof and substituting "," in lieu thereof and (b) deleting the "." at the end of clause (iii) thereof and substituting in lieu thereof the following:

     or (iv) once 20% of the Capital Stock of EFILM has been disposed of in a transaction permitted by Section 7.5(c), the documents governing the relationship among the holders of the Capital Stock of EFILM and any agreement relating to the Indebtedness of EFILM permitted by Section 7.2(l) (in which case any prohibition or limitation shall only be effective against the assets of EFILM or its Subsidiaries).

     1.15. Amendment to Section VIII. Section VIII of the Credit Agreement is hereby amended by (a) inserting the word "or" at the end of paragraph (n) thereof and (b) adding the following new paragraph (o) immediately after paragraph (n):

          (o) (i) the Borrower shall fail to satisfy or assign its obligation to pay the option fee payable pursuant to the Note Option Agreement in either of the following ways on or before the date on which such fee is due as set forth in the Note Option Agreement as in effect on the Fourth Amendment Effective Date or such later date to which such due date may be extended as a result of an amendment to the Note Option Agreement: (x) by paying such fee (either in the amount set forth in the Note Option Agreement as in effect on the Fourth Amendment Effective Date or in such lesser amount to which such fee may be reduced as a result of an amendment to the Note Option Agreement) out of the proceeds of cash received by the Borrower from one or more Persons (other than any Subsidiary of the Borrower) in an aggregate amount equal to such payment in exchange solely for shares of newly issued common stock or perpetual preferred stock of the Borrower; or
     (y) by assigning the rights and obligations of the Borrower, including the obligation to pay such fee, to one or more Persons (other than any Subsidiary of the Borrower) who shall expressly assume all of such obligations; it being understood that any assignment or amendment referred to in this paragraph (o) shall not be prohibited by any other provision of this Agreement;

     1.16. Amendment to Section 10.16. Section 10.16 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

     For the avoidance of doubt and notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that once 20% of the Capital Stock of EFILM has been disposed of in a transaction permitted by Section 7.5(c) (the "Initial EFILM Stock"), (a) EFILM shall automatically be released from its Guarantee Obligations under the Guarantee and Collateral Agreement, (b) the Initial EFILM Stock and all Collateral transferred to or otherwise owned by EFILM shall be automatically released from the Lien created by the Guarantee and Collateral Agreement, (c) Sections 6.9(a), 6.9(b), 6.9(c) and 6.9(d) shall not at any time thereafter apply to EFILM or any Subsidiary of EFILM and
     (d) the remaining Capital Stock of EFILM owned by the Borrower or any of its Subsidiaries shall continue to be subject to the Lien in favor of the Administrative Agent created by the Guarantee and Collateral Agreement (provided that, with respect to any such Capital Stock that is disposed of in a transaction permitted by Section 7.5(f), such Capital Stock shall automatically be released from such Lien). The Administrative Agent shall, at the expense of the Borrower, take such action as the Borrower or EFILM reasonably may request to evidence such releases.

     1.17. Schedule 4.15(b). The Credit Agreement is hereby amended by adding as
Schedule 4.15(b) thereto the document attached to this Amendment as Schedule 4.15(b).

                            SECTION II MISCELLANEOUS

     2.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:

          (a) the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders; and

          (b) the Administrative Agent shall have received (i) for the account of each Lender executing this Amendment, an amendment fee equal to 0.10% of the sum of each such Lender's Revolving Credit Commitment and Term Loans then outstanding and (ii) for the account of each Lender, the fees payable pursuant to Section 2.7(d) of the Agreement, as in effect after giving effect to this Amendment.

     2.2. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (a) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing; (b) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (c) no Default or Event of Default shall have occurred and be continuing as of the date hereof.

     2.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the

Administrative Agent. The execution and delivery of the Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

     2.4. Continuing Effect; No Other Amendments. Except to the extent the Credit Agreement is expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall constitute a Loan Document.

     2.5. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.

     2.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                    PANAVISION INC.


                                    By: /s/  KENNETH KRAINMAN
                                       -----------------------------------------
                                       Name:  Kenneth Krainman
                                       Title: Controller and Assistant Secretary

                                    JPMORGAN CHASE BANK, as
                                      Administrative Agent and as a Lender

                                    By: /s/  TRACEY NAVIN EWING
                                       -----------------------------------
                                       Name:  Tracey Navin Ewing
                                       Title: Vice President

                                    CREDIT SUISSE FIRST BOSTON, as
                                      Documentation Agent and as a Lender

                                    By: /s/  JOEL GLODOWSKI
                                       -----------------------------------------
                                       Name:  Joel Glodowski
                                       Title: Managing Director

                                    By: /s/  JOHN D. LEWIS
                                       -----------------------------------
                                       Name:  John D. Lewis
                                       Title: Associate

                                     Archimedes Funding I, Ltd
                                     By:      ING Capital Advisors, Inc.
                                              as Collateral Manager

                                     By:   /s/  JANE MUSSER NELSON
                                        ----------------------------------------
                                       Name:    Jane Musser Nelson
                                       Title:   Managing Director

                                     Archimedes Funding III, Ltd
                                     By:      ING Capital Advisors, Inc.
                                              as Collateral Manager

                                     By:   /s/  JANE MUSSER NELSON
                                        ----------------------------------------
                                       Name:    Jane Musser Nelson
                                       Title:   Managing Director

                                     Crescent/Mach I Partners, L.P.,
                                     By:      TCW Asset Management Company,
                                              its Investment Manager

                                     By:   /s/  RICHARD F. KURTH
                                        ----------------------------------------
                                       Name:    Richard F. Kurth
                                       Title:   Vice President

                                     CSAM Funding I

                                     By:   /s/  ANDREW H. MARSHAK
                                        ----------------------------------------
                                       Name:    Andrew H. Marshak
                                       Title:   Authorized Signatory

                                     Debt Strategies Fund, Inc.

                                     By:   /s/  SAVITRI ALEX
                                        ----------------------------------------
                                       Name:    Savitri Alex
                                       Title:   Authorized Signatory

                                     First Dominion Funding I

                                     By:   /s/  ANDREW H. MARSHAK
                                        ----------------------------------------
                                       Name:    Andrew H. Marshak
                                       Title:   Authorized Signatory

                                     First Dominion Funding II

                                     By:   /s/  ANDREW H. MARSHAK
                                        ----------------------------------------
                                       Name:    Andrew H. Marshak
                                       Title:   Authorized Signatory

                                     First Dominion Funding III

                                     By:   /s/  ANDREW H. MARSHAK
                                        ----------------------------------------
                                       Name:    Andrew H. Marshak
                                       Title:   Authorized Signatory

                                     Galaxy CLO 1999-1 Ltd

                                     By:   /s/  THOMAS G. BRANDT
                                        ----------------------------------------
                                       Name:    Thomas G. Brandt
                                       Title:   Managing Director

                                     General Electric Capital Corporation
                                     (Acting through its Commercial Finance Bank
                                     Loan Group)

                                     By:   /s/  JANET K. WILLIAMS
                                        ----------------------------------------
                                        Name:    Janet K. Williams
                                        Title:   Duly Authorized Signatory

                                     General Electric Capital Corporation

                                     By:   /s/  SUSAN TIMMERMAN
                                        ----------------------------------------
                                        Name:    Susan Timmerman
                                        Title:   Sr. Risk Manager

                                     ING Prime Rate Trust
                                     By:      ING Investments, LLC
                                        ----------------------------------------
                                              as its Investment Manager

                                     By:   /s/  BRIAN S. HORTON
                                        ----------------------------------------
                                        Name:    Brian S. Horton
                                        Title:   Vice President

                                   KZH Crescent - 2 LLC

                                   By:   /s/  VIRGINIA CONWAY
                                     -----------------------------------------
                                      Name:    Virginia Conway
                                      Title:   Authorized Agent

                                   KZH Soleil LLC

                                   By:   /s/  VIRGINIA CONWAY
                                      ----------------------------------------
                                      Name:    Virginia Conway
                                      Title:   Authorized Agent

                                   Merrill Lynch Senior Floating Rate Fund, Inc.

                                   By:   /s/  SAVITRI ALEX
                                      ----------------------------------------
                                      Name:    Savitri Alex
                                      Title:   Authorized Signatory

                                   Mizuho Corporate Bank, Ltd.

                                   By:   /s/  JOHN DOYLE
                                      ----------------------------------------
                                      Name:    John Doyle
                                      Title:   Senior Vice President

                                   ML CLO XV Pilgrim America (Cayman) Ltd.
                                   By:      ING Investments, LLC
                                            as its Investment Manager

                                   By:   /s/  BRIAN S. HORTON
                                      ----------------------------------------
                                      Name:    Brian S. Horton
                                      Title:   Vice President

                                   Morgan Stanley Prime Income Trust

                                   By:   /s/  SHEILA A. FINNERTY
                                      ----------------------------------------
                                      Name:    Sheila A. Finnerty
                                      Title:   Executive Director

                                    Natexis Banques Populaires

                                    By:   /s/  FRANK H. MADDEN
                                       -----------------------------------------
                                       By:      Frank H. Madden
                                       Title:   Vice President & Group Manager

                                    By:   /s/  CHRISTIAN GIORDANO
                                       -----------------------------------------
                                       Name:    Christian Giordano
                                       Title:   Vice President

                                    Pilgrim America High Income Investments Ltd.
                                    By:      ING Investments, LLC
                                             as its Investment Manager

                                    By:   /s/  BRIAN S. HORTON
                                       -----------------------------------------
                                       Name:    Brian S. Horton
                                       Title:   Vice President

                                    Satellite Senior Income Fund, LLC
                                    By:      Satellite Asset Management, L.P.,
                                             its Investment Manager

                                    By:   /s/  BRIAN KRIFTCHER
                                       -----------------------------------------
                                       Name:    Brian Kriftcher
                                       Title:   Principal

                                    Sequils - Pilgrim I, Ltd.
                                    By:      ING Investments, LLC
                                             as its Investment Manager

                                    By:   /s/  BRIAN S. HORTON
                                       -----------------------------------------
                                       Name:    Brian S. Horton
                                       Title:   Vice President

                                    Van Kampen CLO I, Limited
                                    By:      Van Kampen Investment Advisory Corp
                                             as Collateral Manager

                                    By:   /s/  WILLIAM LENGA
                                       -----------------------------------------
                                       Name:    William Lenga
                                       Title:   Vice President

                                   Van Kampen Prime Rate Income Trust
                                   By:      Van Kampen Investment Advisory Corp.

                                   By:   /s/  CHRISTINA JAMIESON
                                      -----------------------------------------
                                      Name:    Christina Jamieson
                                      Title:   Vice President

                                   Van Kampen Senior Floating Rate Fund
                                   By:      Van Kampen Investment Advisory Corp.

                                   By:   /s/  CHRISTINA JAMIESON
                                      -----------------------------------------
                                      Name:    Christina Jamieson
                                      Title:   Vice President

                                   Van Kampen Senior Income Trust
                                   By:      Van Kampen Investment Advisory Corp.

                                   By:   /s/  CHRISTINA JAMIESON
                                      -----------------------------------------
                                      Name:    Christina Jamieson
                                      Title:   Vice President

     THE UNDERSIGNED GUARANTORS HEREBY CONSENT AND AGREE TO THE FOREGOING FOURTH AMENDMENT AS OF THE DATE HEREOF.

                                PANAPAGE ONE LLC

                                By:   /s/  KENNETH KRAINMAN
                                   --------------------------------------------
                                  Name:     Kenneth Krainman
                                  Title:    Controller and Assistant Secretary

                                PANAPAGE TWO LLC

                                By:   /s/  KENNETH KRAINMAN
                                   --------------------------------------------
                                  Name:     Kenneth Krainman
                                  Title:    Controller and Assistant Secretary

                                PANAPAGE CO. LLC

                                By:   /s/  KENNETH KRAINMAN
                                   --------------------------------------------
                                  Name:     Kenneth Krainman
                                  Title:    Controller and Assistant Secretary

                                PANAVISION INTERNATIONAL, L.P.
                                By:  Panavision Inc., its General Partner

                                By:   /s/  KENNETH KRAINMAN
                                   --------------------------------------------
                                  Name:     Kenneth Krainman
                                  Title:    Controller and Assistant Secretary

                                PANAVISION U.K. HOLDINGS, INC.

                                By:   /s/  KENNETH KRAINMAN
                                   --------------------------------------------
                                  Name:     Kenneth Krainman
                                  Title:    Controller and Assistant Secretary

                                PANAVISION REMOTE SYSTEMS, INC.

                                By:   /s/  KENNETH KRAINMAN
                                   --------------------------------------------
                                  Name:     Kenneth Krainman
                                  Title:    Controller and Assistant Secretary

                                                                SCHEDULE 4.15(B)

        OUTSTANDING SUBSCRIPTIONS, OPTIONS, WARRANTS AND OTHER AGREEMENTS
             REFERRED TO IN SECTION 4.15(b) OF THE CREDIT AGREEMENT

Rights and obligations relating to the Capital Stock of EFILM set forth in the EFILM Operating Agreement and the EFILM Option Agreement